UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 24, 2011

Coastal Banking Company, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-28333	58-2455445
(Commission File Number)	(IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina	29902
(Address of principal executive offices)	(Zip Code)

(843) 522-1228
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 24, 2011, the Company’s Board of Directors, as recommended by the Compensation Committee of the Board, approved a grant of 6,500 shares of restricted stock to Michael G. Sanchez.  The Company is a participant in the Capital Purchase Program (the “CPP”) established under the Troubled Asset Relief Program (“TARP”), pursuant to which the Company is required to limit the amount and, under certain circumstances, the form of consideration paid to Mr. Sanchez for the services he has rendered and is expected to render in his role as President and Chief Executive Officer of the Company and the Bank.  This restricted stock award will vest and become freely transferable on the later of the date when the Company has fully repaid all TARP assistance and the second anniversary date of grant.

The foregoing description of the restricted stock award is qualified in its entirety by reference to the terms of the Coastal Banking Company, Inc. Restricted Stock Award filed herewith as Exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

No.	Description
10.1	Coastal Banking Company, Inc. Restricted Stock Award for Michael G. Sanchez, dated August 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Dated: September 22, 2011	By:	/s/ Michael G. Sanchez
Michael G. Sanchez
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description
10.1	Coastal Banking Company, Inc. Restricted Stock Award for Michael G. Sanchez, dated August 24, 2011.

4